UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2023

SINGULARITY FUTURE TECHNOLOGY LTD.
(Exact name of registrant as specified in its charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Cutter Mill Road Suite 322 Great Neck, NY 11021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	SGLY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On August 15, 2023, Mr. Dianjiang Wang resigned as the chief financial officer of Singularity Future Technology Ltd. (the “Company”). Mr. Wang’s decision did not result from any disagreement with the Company relating to its operations, policies, or practices.

On August 21, 2023, the Company entered into an employment agreement with Mr. Ying Cao to serve as the chief financial officer of the Company, effective immediately, with a term of one year. Under the employment agreement, Mr. Ying Cao’s compensation shall consist of an annual base salary of $60,000 and a discretionary annual bonus. The employment agreement is filed herewith as Exhibit 10.1.

Mr. Ying Cao has served as the department manager and quality control manager at Shaanxi Huaqiang Certified Public Accountants Co., Ltd. since 2015. Prior to that, he served as a project manager in Sigma Accounting Firm from 2007 to 2014. Mr. Cao obtained his bachelor’s degree in accounting from Xi’an University of Finance and Economics. Mr. Cao does not have any family relationships with any of the Company’s directors or executive officers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated August 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2023	Singularity Future Technology Ltd.

	By:	/s/ Ziyuan Liu
	Name:	Ziyuan Liu
	Title:	Chief Executive Officer

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